UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2006, the Registrant entered into amended and restated employment agreements with Henry C. V. Keeling and Clive Tobin. On December 5, 2006, the Registrant entered into an amended and restated employment agreement with Fiona E. Luck. Mr. Keeling is the Registrant’s Chief Operating Officer, Ms. Luck is Executive Vice President and Chief of Staff of the Registrant, and Mr. Tobin is the Registrant’s Chief Executive, Insurance Operations.

The employment agreements provide for (i) a base salary of no less than US$675,000 for Mr. Keeling, US$600,000 for Ms. Luck and £375,000 for Mr. Tobin, and the base salaries are subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Registrant’s incentive compensation plan, the actual amount earned to be determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses, and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. Employment is for an original term of one year and will continue to be automatically extended for successive one year periods unless the Registrant or the executives provide written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. The executives have each agreed to certain confidentiality, non-competition and non-solicitation provisions. The Registrant’s obligations under each employment agreement are guaranteed by XL Insurance Ltd and XL Re Ltd.

The employment agreement for each executive further provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability, the executive (or in the case of death, the executive’s spouse or estate) shall be entitled to receive the executives’ then current base salary through the end of the six month period after the month in which the executive’s employment is terminated and the executive (or the executive’s estate) shall be entitled to any annual bonus awarded but not yet paid and a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years, or the period of the executive’s employment, if less). The executive (or the executive’s estate) shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage substantially the same for the executive and the executive’s dependents for a period of six months.

In the event of termination of each executive’s employment by the Registrant without Cause (as defined in the employment agreements), including termination of employment following the Registrant’s issuance of a notice of nonrenewal of the employment agreement, or by the executive if the executive is assigned duties inconsistent with his or her position (but such assignment does not constitute “Good Reason” as defined in the employment agreement), the executive shall be entitled to (i) the executive’s then current base salary through the date on which termination occurs, (ii) provided the executive executes a general release of claims, a cash lump sum payment equal to the sum of (x) two times the executive’s then current base salary and (y) one times the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years (or shorter period of employment) immediately preceding the year of termination, and (iii) any annual bonus awarded but not yet paid. The executive shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months.

Notwithstanding the foregoing, in the event of termination of the executive’s employment (x) by the Registrant without Cause within the 24-month period following a Change in Control (as defined in the employment agreements) (the “Post-Change Period”), (y) by the executive for Good Reason during the Post-Change Period or (z) by the Registrant within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive shall be entitled to (i) the executive’s then current base salary through the date on which termination occurs; (ii) a cash lump sum payment equal to the sum of (x) two times the executive’s base salary and (y) two times the average of the executive’s annual bonus for the three years (or shorter period of employment) immediately preceding the year in which the Change in Control occurs, provided such bonus shall be at least equal to the targeted annual bonus for the year of such termination; and (iii) an amount equal to the higher of (x) the executive’s annual bonus actually awarded in the year immediately preceding the year in which the Change in Control occurs or (y) the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Registrant in the year of termination. The executive shall also be entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months and to accelerated vesting of the executive’s rights (i) under any retirement plans and (ii) with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive, which options or other rights shall be exercisable for the shorter of three years or the original term of the security. In addition, in the event excise taxes on the executive’s payments or benefits are imposed under Section 4999 of the United States Internal Revenue Code, the executive shall be entitled to gross-up payments.

In the event of termination of the executive’s employment by the Registrant with Cause or other voluntary termination by the executive, the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and continued rights with regard to any stock options or other rights with respect to equity securities of the Registrant held by the executive in accordance with the terms of the plans under which such options or equity securities were issued. The executive shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Registrant with Cause.

The employment agreements also provide for indemnification of the executive by the Registrant to the maximum extent permitted by applicable law and the Registrant’s charter documents and requires the Registrant to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2006

XL CAPITAL LTD
(Registrant)

By:      /s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title:  Secretary